EXHIBIT 99-b22

WHEN RECORDED MAIL TO


ARCS Commercial Mortgage Co., L.P.
26901 Agoura Road, Suite 200
Calabasas Hills, CA 91301

Attn: Timothy L. White
Loan No. 226637
Fannie Mae Loan No. 989116


                    SPACE ABOVE THIS LINE FOR RECORDER'S USE
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                    ASSIGNMENT OF MULTIFAMILY DEED OF TRUST,
                    ASSIGNMENT OF RENTS, SECURITY AGREEMENT,
                               AND FIXTURE FILING

FOR VALUE RECEIVED, the undersigned as Beneficiary hereby grants, assigns, and transfers to

                                   FANNIE MAE

all beneficial interest under that certain Multifamily Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing ("Deed of Trust") dated April 4, 2001 and executed by CAC III Limited Partnership, a Virginia limited partnership, Trustor, to Lawyers Title Insurance Corporation, Trustee, in the amount of $15,680,000.00, and recorded concurrently herewith in the Official Records of Tarrant County, State of Texas, describing land therein as:

             See Exhibit A attached hereto and incorporated herein.

commonly known as   Silver Brook I Apartments
                    2934 Alouette
                    Grand Prairie, Texas 75052

TOGETHER with the note or notes therein described or referred to, the money due and to become due thereon with interest, and all rights accrued or to accrue under said Deed of Trust.

DATED as of: April 4, 2001             BENEFICIARY:

                                       ARCS COMMERCIAL MORTGAGE CO., L.P.,
                                       a California limited partnership
                                       By:      ACMC Realty, Inc.,
                                                a California corporation
                                       Its:     General Partner


                                                By:  /s/ Timothy L. White
                                                     ---------------------------
                                                     Timothy L. White
                                                Its: Executive Vice President